UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2023

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alexandra House Office 225/227, The Sweepstakes, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 4, 2023, the Board of Directors (the “Board of Directors”) of Nabriva Therapeutics plc (the “Company”), after an assessment of the Company’s strategic options, approved a plan to preserve the Company’s cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”). As part of the Cash Preservation Plan, each of Theodore Schroeder, the Company’s Chief Executive Officer, and Steven Gelone, the Company’s President and Chief Operating Officer, entered into a Separation and Release of Claims Agreement with Nabriva Therapeutics US, Inc., a wholly-owned subsidiary of the Company, providing for their separation from employment with the Company effective January 15, 2023 (the “Separation Date”). Mr. Schroeder and Dr. Gelone will continue to serve on the Board of Directors following the Separation Date.

Separation Agreement with Theodore Schroeder

Pursuant to the separation agreement with Mr. Schroeder (the “Schroeder Separation Agreement”) and subject to Mr. Schroeder’s nonrevocation of a release of claims in favor of the Company, Mr. Schroeder will be entitled to the following severance benefits: (1) continued payment of his base salary, in accordance with the Company’s regular payroll procedures, for a period of 18 months following the Separation Date, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums the Company pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following the Separation Date, (3) a lump sum payment equal to 100% of his target bonus for 2023 and (4) accelerated vesting of his then-unvested equity awards that are subject to time-based vesting. Pursuant to the Schroeder Separation Agreement, Mr. Schroeder also executed a release of claims in favor of the Company, reaffirmed his continuing confidentiality obligations with respect to the Company and reaffirmed his obligations under his proprietary rights, non-disclosure and developments agreement with the Company.

Separation Agreement with Steven Gelone

Pursuant to the separation agreement with Dr. Gelone (the “Gelone Separation Agreement”) and subject to Dr. Gelone’s nonrevocation of a release of claims in favor of the Company, Dr. Gelone will be entitled to the following severance benefits: (1) continued payment of his base salary, in accordance with the Company’s regular payroll procedures, for a period of 15 months following the Separation Date, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums the Company pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 15 months following the Separation Date, (3) a lump sum payment equal to 100% of his target bonus for 2023 and (4) accelerated vesting of his then-unvested equity awards that are subject to time-based vesting. Pursuant to the Gelone Separation Agreement, Dr. Gelone also executed a release of claims in favor of the Company, reaffirmed his continuing confidentiality obligations with respect to the Company and reaffirmed his obligations under his proprietary rights, non-disclosure and developments agreement with the Company.

Consulting Agreements with Theodore Schroeder and Steven Gelone

In connection with their separation from the Company, respectively, each of Mr. Schroeder and Steven Gelone entered into a six-month consulting agreement (each a “Consulting Agreement”) with the Company pursuant to which each agreed (1) to provide consulting services related to the wind-down of the Company, (2) to continue to serve as members of the Board of Directors and (3) to provide such other services as are mutually agreed with the Company (the “Services”). In consideration for the provision of the Services, Mr. Schroeder is entitled to a consulting fee of $300 per hour and Dr. Gelone is entitled to a consulting fee of $250 per hour.

The foregoing description of certain terms of the Schroeder Separation Agreement, the Gelone Separation Agreement, the Consulting Agreement with Mr. Schroeder and the Consulting Agreement with Dr. Gelone are qualified in their entirety by reference to the complete text of such agreements, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of J. Christopher Naftzger as Interim Chief Executive Officer

On January 15, 2023, in connection with the separation of employment of Mr. Schroeder, the Board of Directors appointed J. Christopher Naftzger as Interim Chief Executive Officer, effective immediately.

J. Christopher Naftzger, age 56, has served as the Company’s general counsel and secretary since September 1, 2021. Previously, Mr. Naftzger served as General Counsel and Corporate Secretary of Krystal Biotech, an emerging-stage, gene therapy company, from February 2020 to May 2021. Before joining Krystal, he was Vice President, Deputy General Counsel and Assistant Secretary of Nabriva Therapeutics from January 2017 to January 2020. Prior to Nabriva, Mr. Naftzger served as Vice President, General Counsel, Chief Compliance Officer, and Secretary of Unilife Medical Solutions, a developer and manufacturer of innovative drug delivery systems. Mr. Naftzger also held senior in-house counsel positions with Chesapeake Corporation and Koch Industries, and was a corporate partner with Blank Rome LLP in Washington, DC. Mr. Naftzger obtained his undergraduate degree from Hampden-Sydney College and his law degree from the Willamette University College of Law.

Mr. Naftzger does not have a family relationship with any of the Company’s officers or directors and has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There have been no changes to Mr. Naftzger’s compensatory plans or arrangements with the Company in connection with his appointment as Interim Chief Executive Officer.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Separation and Release of Claims Agreement, by and between Nabriva Therapeutics US, Inc. and Theodore Schroeder
10.2	Separation and Release of Claims Agreement, by and between Nabriva Therapeutics US, Inc. and Steven Gelone
10.3	Consulting Agreement, by and between Nabriva Therapeutics US, Inc. and Theodore Schroeder
10.4	Consulting Agreement, by and between Nabriva Therapeutics US, Inc. and Steven Gelone
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabriva Therapeutics plc

Date: January 20, 2023	By:	/s/ Daniel Dolan
Daniel Dolan
Chief Financial Officer